Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of Matador Resources Company of estimates of oil and gas reserves of Advance Energy Partners Holdings, LLC contained in our report as of December 31, 2022, dated January 30, 2023, and to the incorporation by reference of such report into such Registration Statement. We hereby further consent to the reference to our firm under the caption “Experts” in such Registration Statement.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

By:	/s/ W. Todd Brooker
Name:	W. Todd Brooker, P.E.
Title:	President

Austin, Texas

March 25, 2024